SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

NOVATION COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

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Explanatory Note

April 28, 2014

        The following definitive revised materials correct the beneficial ownership table appearing in the proxy statement for the 2014 Annual Meeting of Shareholders of Novation Companies, Inc. (the "Company") filed by the Company on April 25, 2014 on Form DEF 14A (the “Proxy Statement”). The Proxy Statement contained a clerical error related to the number of shares controlled by Mr. Igdaloff as an investment advisor.  Footnote 10 to the table reported that he controlled 2,281,773 shares of common stock as a registered investment advisor when in fact he controls 3,169,568.  This raises the total shares reported by Mr. Igdaloff in the table as beneficially owned from 6,789,668 to 7,677,463. There are corresponding changes to the percentage of the class beneficially owned by Mr. Igdaloff and for directors and officers as a group, each as reflected in the table below.  These definitive revised materials should be read in conjunction with the Company's Proxy Statement.  Other than as amended below, no other changes are made to the Proxy Statement.

BENEFICIAL OWNERSHIP
Beneficial Ownership of Common Stock by Directors, Management and Large Shareholders
The following table sets forth sets forth certain information with respect to the Company’s Common Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 22, 2014 (unless otherwise noted).

	Beneficial
	Ownership of
	Common Stock
		Percent
Name and Address of Beneficial Owner (1)	Shares	of Class (2)
W. Lance Anderson (3)	3,190,498	3.5%
Rodney E. Schwatken (4)	1,508,274	1.6%
Steve Haslam (5)	911,249	*
Edward W. Mehrer (6)	534,686	*
Gregory T. Barmore (7)	416,302	*
Art N. Burtscher (8)	303,293	*
Howard M. Amster (9)	3,866,690	4.2%
Barry A. Igdaloff (10)	7,677,463	8.4%
All current directors and executive officers as a group (10 persons) (11)	18,559,055	20.3%
Massachusetts Mutual Life Insurance Company(12)
1295 State Street, Springfield, MA 01111	19,258,775	21.1%
____________________

*	Less than 1%

(1)	The mailing address of each beneficial owner is 2114 Central Street, Suite 600, Kansas City, Missouri 64108, unless otherwise shown.

(2)	Based on 91,479,519 shares of common stock outstanding as of April 14, 2014.

(3)
Consists of 991,000 shares of Common Stock held directly; 36,111 shares of stock held in a trust with his spouse; 35,729 shares held by Mr. Anderson’s son which are deemed indirectly held by Mr. Anderson; 2,117,049 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 10,609 shares of restricted stock.

(4)
Consists of 1,276 shares of Common Stock held directly; 59,844 shares of stock owned by the Rodney E. Schwatken Trust; 1,446,730 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 424 shares of restricted stock.

(5)
Consists of 148,839 shares of Common Stock held directly; 761,127 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 1,283 shares of restricted stock.

(6)
Consists of 377,518 shares of Common Stock held directly; 1,000 shares of Common Stock owned by his spouse; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(7)
Consists of 260,134 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(8)
Consists of 147,125 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(9)
Consists of 2,936,250 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; 120,000 shares of restricted stock; and 774,272 shares of Common Stock held in two trusts for which Mr. Amster is the trustee.

(10)
Consists of 4,351,727 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; 120,000 shares of restricted stock; and 3,169,568 shares of Common Stock controlled by Mr. Igdaloff as a registered investment advisor.

(11)	Includes beneficial ownership information of Matthew Lautz and Brett Monger.

(12)
Based on a Form 3 filed on December 14, 2011. The Form 3 indicates that as of December 14, 2011, Massachusetts Mutual Life Insurance Company (“MassMutual”) may be deemed to own beneficially and indirectly 19,258,775 shares of Common Stock held in one or more advisory accounts and private investment funds. Babson Capital Management LLC (“Babson Capital”) acts as investment adviser to these advisory accounts and private investment funds, and in such capacities may also be deemed to be the beneficial owner of the 19,258,775 shares.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Lance Anderson
W. Lance Anderson
Chairman of the Board

Kansas City, Missouri
April 28, 2014